APPENDIX A


Fund                                                    Annual
-----                                                   -------
                                                        Fee
                                                        ---

The 59 Wall Street Inflation-Indexed Securities Fund                   0.25%

The 59 Wall Street U.S. Equity Fund                                    0.25%

The 59 Wall Street European Equity Fund                                0.25%

The 59 Wall Street Pacific Basin Equity Fund                           0.25%

The 59 Wall Street International Equity Fund1                          0.25%

The 59 Wall Street Tax-Efficient U.S. Equity Fund2                     0.25%

The 59 Wall Street Opportunities Fund3                                 0.25%

The 59 Wall Street High Yield Fixed Income Fund4                       0.25%

The 59 Wall Street Broad Market Fixed Income Fund4                     0.05%5










WS5182D



 1Added August 23, 1994. 2Added August 11, 1998.
3Added August 10, 1999.  Not currently operational.
4Added May 9, 2000.
5Amended November 9, 2000.